Umpqua Holdings Corporation 3rd Quarter 2021 Earnings Conference Call Presentation October 21, 2021

2 This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives. Risks that could cause results to differ from forward- looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; the ability to complete, or any delays in completing, the proposed transaction between us and Columbia Banking System, Inc.; any failure to realize the anticipated benefits of the transaction when expected or at all; certain restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions. Forward-looking Statements

3 Next Gen 2.0 Initiatives Continuing to modernize the bank, advance technology initiatives, and improve operating leverage. Balanced Growth Human Digital Operational Excellence All Next Gen 2.0 completed initiatives will bring annualized NIE run rate to $690 - $710 mm range in 2022. Initiatives Completed In Q3 2021 ◦ Store Consolidations: ▪ 15 stores currently progressing through the necessary steps to be consolidated by the end of 2021. ▪ Total Next Gen 2.0 store consolidations by YE 2021 = 34. Target range for Next Gen 2.0 was 30 - 50. Customer Acquisition Efforts Balanced Across Portfolios: • $480 mm (2.3%) quarterly non-PPP loan growth resulting from pipeline pull through in multiple lines of business: ◦ CRE: $181 million (2%) quarterly loan growth ◦ RRE: $201 million (4%) quarterly loan growth ▪ Residential Mortgage: $185mm ▪ HELOC: $16mm ◦ C&I (non-PPP): $106 million (2%) quarterly loan growth Converting New to Bank Paycheck Protection Program (PPP) Customers: • ~6,600 PPP loans were processed for customers new to the bank in the first & second rounds of PPP. • As of Q3 2021, relationships have been expanded with 2,416 (37%) customers for additional products and services ranging from additional deposit, credit, and treasury management products. New Products Launched: • Partnering with Visa to introduce Visa Commercial Preferred Solution for commercial customers and the mobile app Visa Commercial Pay • Introduced Consolidated Payments allowing commercial customers ability to fully outsource payments using wires, ACH, checks, and card with APIs connecting to 160 different accounting platforms. Customers Engaging Via Digital Channels At An Accelerated Pace • Q3 2021 compared to Q3 2020: ◦ 3% more mobile deposit transactions ◦ 39% more Zelle® transactions ◦ 33% more average daily sessions for online banking ◦ 10% more average daily sessions on mobile banking app ◦ Umpqua Bank Go-To® total enrollments over 96,000 $24 $7 $31 $4 $35 Program to Date Total (Q3 2021) 15 stores 2H 2021 Expected Total By YE 2021 Expected 1H 2022 Total Program Saves Expected OpEx Progress Update: $31mm by YE 2021, $35mm by 1H 2022 $’s in millions

Quarterly Highlights & Ratios Q3 2021

5 Non-PPP loans increased $479.7 million or 2.3%. Total gross loans and leases decreased $173.8 million given the expected decrease in PPP loan balances of $653.5 million due to processed forgiveness and payoffs. Q3 2021 Highlights (Compared to Q2 2021) Deposit balances increased by $754.8 million or 2.9%, primarily attributable to growth in non-interest bearing demand deposits of $402.2 million, growth in interest bearing deposits of $291.8 million, and growth in money market balances of $220.8 million partially offset by a decline in time deposits of $264.4 million. Net interest income increased by $5.3 million, on a quarter to quarter basis primarily due to higher interest income and lower interest expense in the current period. Recapture for credit losses decreased by $4.1 million due to improvement in modeled economic forecasts used in the credit models. Net charge-offs decreased by fourteen basis points to 0.11% of average loans and leases (annualized). Non-interest income decreased by $17.4 million, primarily due to lower net mortgage banking revenue of $10.3 million and the gain related to the sale of Umpqua Investments in the prior period. Non-interest expense decreased by $5.6 million, primarily due to decreases in salaries and employee benefit expenses of $3.9 million, a decrease in consulting and professional fees of $1.0 million, a decrease in occupancy and equipment expenses of $0.7 million, offset by an increase in FDIC assessment costs of $0.5 million. Non-performing assets to total assets was 0.17%, consistent with the prior period. Estimated total risk-based capital ratio of 14.9% and estimated Tier 1 common to risk weighted assets ratio of 12.1%. Paid a quarterly cash dividend of $0.21 per common share on August 31, 2021, to shareholders of record as of August 20, 2021. Repurchased 4 million shares of common stock for a total of $78.2 million during the quarter.

Selected Ratios

		For the Quarter Ended				
		Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Performance	Return on average assets	1.40 %	1.54 %	1.49 %	2.04 %	1.68 %
	Return on average tangible assets	1.40 %	1.55 %	1.49 %	2.04 %	1.68 %
	Return on average common equity	15.82 %	17.25 %	16.33 %	22.92 %	19.48 %
	Return on average tangible common equity	15.88 %	17.33 %	16.43 %	23.07 %	19.62 %
	Efficiency ratio - consolidated	59.44 %	58.96 %	56.74 %	58.82 %	54.52 %
	Net interest margin - consolidated	3.21 %	3.20 %	3.18 %	3.35 %	3.08 %
Credit Quality	Non-performing loans and leases to loans and leases	0.24 %	0.22 %	0.25 %	0.31 %	0.34 %
	Non-performing assets to total assets	0.17 %	0.17 %	0.19 %	0.24 %	0.27 %
	Net charge-offs to average loans and leases (annualized)	0.11 %	0.25 %	0.33 %	0.35 %	0.24 %
Capital	Tangible common equity to tangible assets [1]	8.8 %	9.1 %	8.9 %	9.2 %	8.8 %
	Tier 1 common to risk-weighted asset ratio [2]	12.1 %	12.4 %	12.6 %	12.3 %	11.7 %
	Total risk-based capital ratio [2]	14.9 %	15.4 %	15.8 %	15.6 %	15.0 %

Footnotes:
1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
2. Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

UMPQUA BANK

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Summary Financial Statements & Segment Financials Q3 2021

8 Summary Income Statement Footnotes: Tables may not foot due to rounding. (in millions) For the Quarter Ended Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 Net interest income before provision $235.1 $229.8 $221.4 $234.9 $216.6 (Recapture) provision for credit losses (18.9) (23.0) — — (0.3) Net interest income after provision 254.0 252.8 221.4 234.9 216.9 Non-interest income 73.7 91.1 108.8 124.0 131.9 Non-interest expense 183.8 189.4 187.6 211.3 190.2 Income before provision for income taxes 143.9 154.4 142.6 147.5 158.6 Provision (benefit) for income taxes 35.9 38.3 34.9 (3.2) 33.8 Net income $108.1 $116.1 $107.7 $150.7 $124.9 Earnings per share, diluted $0.49 $0.53 $0.49 $0.68 $0.57

9 Selected Balance Sheet Footnotes: Tables may not foot due to rounding. 1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. (in millions) Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 Total assets $30,891.5 $30,285.0 $30,036.7 $29,235.2 $29,437.4 Interest bearing cash and temporary investments 3,349.0 2,688.3 2,861.8 2,203.0 1,849.1 Investment securities available for sale, fair value 3,723.2 3,474.0 3,167.8 2,932.6 2,898.7 Loans and leases, gross 21,969.9 22,143.7 22,160.9 21,779.4 22,426.5 Allowance for credit losses on loans and leases (257.6) (279.9) (311.3) (328.4) (345.0) Goodwill and other intangibles, net 10.0 11.1 14.9 16.1 17.3 Deposits 26,908.4 26,153.6 25,886.8 24,622.2 24,669.8 Securities sold under agreements to repurchase 467.8 480.3 420.4 375.4 388.0 Borrowings 6.4 111.4 281.4 771.5 996.5 Total shareholders' equity 2,722.4 2,766.3 2,681.9 2,704.6 2,610.2 Ratios: Loan to deposit ratio 81.6% 84.7% 85.6% 88.5% 90.9% Book value per common share $12.57 $12.54 $12.16 $12.28 $11.85 Tangible book value per common share¹ $12.52 $12.49 $12.10 $12.21 $11.77 Tangible common equity to tangible assets¹ 8.8% 9.1% 8.9% 9.2% 8.8%

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net interest income	$ 232,348	$ 226,915	$ 217,574	$ 230,430	$ 212,215
(Recapture) provision for credit losses	(18,919)	(22,996)	—	29	(338)
Non-interest income					
Gain on sale of debt securities, net	—	—	4	—	—
(Loss) gain on equity securities, net	(343)	4	(706)	(173)	(112)
Gain (loss) on swap derivatives, net	1,429	(4,481)	11,750	3,955	1,765
Non-interest income (excluding above items)	38,281	50,933	32,403	40,921	39,678
Total non-interest income	39,367	46,456	43,451	44,703	41,331
Non-interest expense					
Exit and disposal costs	3,813	4,728	1,200	725	792
Non-interest expense (excluding above items)	146,931	146,877	145,161	171,634	148,519
Allocated expenses, net[1]	3,680	970	(790)	(3,565)	(2,976)
Total non-interest expense	154,424	152,575	145,571	168,794	146,335
Income before income taxes	136,210	143,792	115,454	106,310	107,549
Provision (benefit) for income taxes	33,945	35,630	28,106	(13,508)	20,988
Net income	$ 102,265	$ 108,162	$ 87,348	$ 119,818	$ 86,561
Effective Tax Rate	25 %	25 %	24 %	(13)%	20 %
Efficiency Ratio	57 %	56 %	56 %	61 %	58 %
Total assets	$ 30,419,108	$ 29,720,182	$ 29,529,769	$ 28,438,813	$ 28,652,477
Loans held for sale	$ —	$ —	$ —	$ 78,146	$ —
Total loans and leases	$ 21,969,940	$ 22,143,739	$ 22,160,860	$ 21,779,367	$ 22,426,473
Total deposits	$ 26,510,938	$ 25,820,776	$ 25,425,339	$ 24,200,012	$ 24,102,498
Key Rates, end of period:					
10 year CMT	1.52 %	1.45 %	1.74 %	0.93 %	0.69 %
FHLMC 30 year fixed	3.01 %	2.98 %	3.18 %	2.67 %	2.88 %

UMPQUA BANK

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Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net interest income	$ 2,726	$ 2,848	$ 3,857	$ 4,477	$ 4,359
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	30,293	41,367	62,505	83,388	98,703
Servicing	9,172	9,120	9,087	9,497	8,796
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(4,681)	(4,366)	(4,545)	(4,431)	(4,878)
Changes due to valuation inputs or assumptions	(634)	(1,678)	(2,014)	(9,426)	(12,244)
Non-interest income (excluding above items)	188	176	316	229	216
Total non-interest income	34,338	44,619	65,349	79,257	90,593
Non-interest expense					
Non-interest expense	33,009	37,795	41,231	38,953	40,896
Allocated expenses, net[1]	(3,680)	(970)	790	3,565	2,976
Total non-interest expense	29,329	36,825	42,021	42,518	43,872
Income before income taxes	7,735	10,642	27,185	41,216	51,080
Provision for income taxes	1,934	2,661	6,796	10,304	12,770
Net income	$ 5,801	$ 7,981	$ 20,389	$ 30,912	$ 38,310
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	79 %	78 %	61 %	51 %	46 %
Total assets	$472,371	$564,783	$506,911	$796,362	$784,964
Loans held for sale	$352,466	$429,052	$376,481	$688,079	$683,960
Total deposits	$397,459	$332,777	$461,494	$422,189	$567,285
Key Rates, end of period:					
10 year CMT	1.52 %	1.45 %	1.74 %	0.93 %	0.69 %
FHLMC 30 year fixed	3.01 %	2.98 %	3.18 %	2.67 %	2.88 %

	For the Quarter Ended				
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
LHFS Production Statistics:					
Closed loan volume for-sale	987,281	1,253,023	1,635,532	1,769,432	1,922,789
Gain on sale margin	3.07%	3.30%	3.82%	4.71%	5.13%
Direct LHFS expense	$ 19,958	$ 25,459	$ 31,151	$ 33,210	$ 35,678
Direct LHFS expenses as % of volume	2.02 %	2.03 %	1.90 %	1.88 %	1.86 %
MSR Statistics:					
Residential mortgage loans serviced for others	12,853,291	12,897,032	13,030,467	13,026,720	12,964,361
MSR, net	$ 105,834	$ 102,699	$ 100,413	$ 92,907	$ 93,248
MSR as % of serviced portfolio	0.82%	0.80%	0.77%	0.71%	0.72%

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

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Income Statement Highlights Q3 2021

13 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Reported Net Interest Income $216.6 $234.9 $221.4 $229.8 $235.1 Accretion Related to Acquired Loans (3.4) (2.8) (2.2) (2.3) (2.0) PPP Accrued Interest (5.1) (5.0) (4.6) (4.6) (2.7) PPP Processing Fees (8.1) (24.2) (14.9) (15.8) (15.6) Adjusted Net Interest Income excluding acquired loan accretion and PPP $200.0 $202.9 $199.7 $207.1 $214.8 Net Interest Income Reported Net Interest Income $216.6 $234.9 $221.4 $229.8 $235.1 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Adjusted Net Interest Income excluding acquired loan accretion and PPP $200.0 $202.9 $199.7 $207.1 $214.8 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 (in m ill io ns ) (in m ill io ns )

14 NIM – MBS & CMO Premium Amortization & Recapture Details Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 MBS & CMO Premium in $ millions (Amortization)/Recapture $(7.4)mm $(5.4)mm $(3.3)mm $(2.6)mm $(1.6)mm Net NIM Impact in basis points Accretive/(Dilutive) (0.10) % (0.08) % (0.05) % (0.04) % (0.02) % Net Interest Margin Footnotes: 1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees. Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Reported Net Interest Margin 3.08% 3.35% 3.18% 3.20% 3.21% (Accretion) Related to Acquired Loans (0.05) % (0.04) % (0.03) % (0.03) % (0.03) % (Accretion)/Dilution Related to Net PPP Impact¹ 0.03% (0.19) % (0.08) % (0.09) % (0.14) % Adjusted Net Interest Margin excluding acquired loan accretion and PPP 3.06% 3.12% 3.07% 3.08% 3.04 % Net Interest Margin 3.08% 3.35% 3.18% 3.20% 3.21%3.06% 3.12% 3.07% 3.08% 3.04% Reported Net Interest Margin Adjusted Net Interest Margin excluding acquired loan accretion and PPP Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 —% 1.00% 2.00% 3.00% 4.00%

15 Non-Interest Income Footnotes: Tables may not foot due to rounding. 1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue. (in millions) For the quarter ended Q3 2021 Q2 2021 Q1 2021 Q4 2020 Q3 2020 Service charges on deposit $10.9 $10.3 $9.6 $10.2 $10.4 Card-based fees 9.1 10.3 7.4 7.8 7.1 Brokerage revenue — 1.1 3.9 4.1 3.7 Residential mortgage banking revenue, net 34.2 44.4 65.0 79.0 90.4 Loss on equity securities, net (0.3) — (0.7) (0.2) (0.1) Gain on loan and lease sales, net 4.2 5.3 1.4 3.4 1.1 BOLI income 2.0 2.1 2.1 2.1 2.1 Other Income Commercial product revenue¹ $3.8 $8.1 $2.8 $3.3 $3.5 Commercial servicing revenue 0.8 0.7 0.7 0.6 0.7 Loan-related fees and fair value adjustments 6.4 5.8 2.1 2.8 2.7 Misc. Income 1.2 7.4 2.7 6.9 8.6 Swap Derivative Gain/(Loss) 1.4 (4.5) 11.8 4.0 1.8

16 $190.2 $211.3 $187.6 $189.4 $183.8 54.5% 58.8% 56.7% 59.0% 59.4% Non-interest expense Efficiency ratio Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $155.0 $160.0 $165.0 $170.0 $175.0 $180.0 $185.0 $190.0 $195.0 $200.0 $205.0 $210.0 $215.0 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 110.0% Non-Interest Expense Non-Interest Expense and Efficiency Ratio (in millions) Non-Interest Expense Bridge (in millions) $189.4 $1.0 $0.5 $(5.5) $(1.5) $(0.1) $183.8 Q 2 20 21 N on -In te re st E xp en se G ro up In su ra nc e FD IC A ss es sm en ts M or tg ag e D ire ct E xp en se Se rv ic es O th er Q 3 20 21 N on -In te re st E xp en se

Balance Sheet Highlights Q3 2021

18 Loan and Deposit Growth Loans and Leases (Gross) ($ in billions) Total Deposits ($ in billions) As of September 30, 2021 As of September 30, 2021 $6.5 $7.2 $7.7 $15.3 $16.8 $17.4 $19.0 $20.4 $21.2 $21.8 $22.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q3 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 $19.9 $21.1 $22.5 $24.6 $26.9 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q3 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 49% 25% 25% 1% Commercial Real Estate Commercial Residential Consumer & Other —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 41% 14% 29% 9% 7% Demand, non-interest bearing Demand, interest bearing Money market Savings Time —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%

19 37.3% 37.6% 39.1% 38.0% 36.6% 26.5% 27.1% 27.2% 29.0% 29.8% 36.2% 35.3% 33.7% 33.0% 33.6% Fixed Rate Floating Rate (monthly repricing) Adjustable (>1 month repricing) Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 —% 20.0% 40.0% 60.0% 80.0% 100.0% Loan and Lease Portfolio Repricing Schedule Footnotes: Tables may not foot due to rounding. 1. Includes Loans Held For Sale. Loans At Floor $5.4B (25% of portfolio) in Adjustable and Floating Rate loans were at their respective floor as of September 30, 2021. Floating Rate Breakout Q3 2021¹ Adjustable Rate Breakout Q3 2021¹ 44.2% 19.6% 2.5% 17.1% 16.6% 6 Month 12 Month 3 Year 5 Year Other Loans and Leases Portfolio1 26.8% 71.2% 2.0% Prime Libor 1 Month Other

Loan and Lease Portfolio Characteristics

Mortgage

- Represents 20% of overall portfolio
- Total delinquencies of 0.64%
- Annualized net charge-off rate of (0.01%)
- Average loan size of $416,000
- Average FICO of 757 and LTV of 64%

Non-owner Occupied CRE

- Represents 16% of overall portfolio
- Total delinquencies of 0.15%
- Annualized net charge-off rate of 0.02%
- Average loan size of $1.8 million
- Average LTV of 53% and DSC of 1.8

Commercial & Industrial

- Represents 18% of overall portfolio
- Total delinquencies of 0.32%
- Annualized net charge-off rate of 0.07%
- Average loan size of $397,000

Geographic Diversification



Puget Sound
16%
OR Other
12%
Bay Area
11%
Other
11%
WA Other
6%
Portland/Vanc
13%
Northern CA
11%
Southern CA
20%

Owner Occupied CRE

- Represents 11% of overall portfolio
- Total delinquencies of 0.18%
- Annualized net charge-off rate of 0.00%
- Average loan size of $954,000
- Average LTV of 56% and DSC of 1.8

Multifamily

- Represents 17% of overall portfolio
- Total delinquencies of 0.25%
- Annualized net charge-off rate of 0.00%
- Average loan size of $2.0 million
- Average LTV of 55% and DSC of 1.53

Lease & Equipment Finance (FinPac)

- Represents 7% of overall portfolio
- Total delinquencies of 2.07%
- Annualized net charge-off rate of 1.21%
- ~10% average yield
- Average loan & lease size of $36,000

Footnotes:
Balances and delinquencies as of September 30, 2021. Annualized net charge-off rate for Q3 2021. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

UMPQUA BANK
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21 Capital Management Footnotes: 1. Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%). 3.“Excess” Capital defined as capital above thresholds above internal policy limits. All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits Focused on providing long term value for our shareholders Repurchased 4 million shares of common stock for a total of $78 million during the quarter. Excess capital at the bank level is approximately $324mm. Holding company ratios are shown to the right. Paid a quarterly cash dividend of $0.21 per common share on August 31, 2021 to shareholders of record as of August 20, 2021. 8.8% 9.0% 12.1% 12.1% 14.9% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 2.8% 2.5% 3.1% 3.1% 2.9% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0%

Credit Quality Q3 2021

23 Current Expected Credit Loss (“CECL”) Footnotes: 1. Total includes $14.5 mm for Reserve for Unfunded Commitments 2. Total includes $11.8 mm for Reserve for Unfunded Commitments Loan Segment 6/30/2021 Q3 2021 Net Charge-offs Reserve build 9/30/2021 % of loans and leases outstanding Commercial $46,637 ($845) ($266) $45,526 1.11 % Lease & Equipment Finance $76,898 ($4,330) $3,425 $75,993 5.21 % CRE $139,045 ($796) ($23,414) $114,835 1.07 % Residential/Home Equity $27,006 $281 $1,950 $29,237 0.54 % Consumer $4,840 ($505) ($614) $3,721 1.93 % Total $294,426 ¹ ($6,195) ($18,919) $269,312 ² 1.23% % of loans and leases outstanding 1.33% 1.23% % of loans and leases outstanding – ex PPP loans 1.42% 1.27 % Allowance For Credit Losses ($ in 000’s) CECL Notes Used Moody’s August consensus economic forecast Key Components of the Moody’s economic forecast include: • GDP average annualized growth of 4.9% through 2022 • Average annualized unemployment rate of 5.5% in 2021 dropping to 4.2% in 2022 • COVID infections abate in November 2021 • The Federal Reserve keeps the target range for the fed funds rate at 0% to 0.25% until early 2023

24 Credit Quality (R ec ap tu re ) o r Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets (Recapture) or Provision Expense & Non-Performing Assets to Total Assets $(0.3) $— $— $(23.0) $(18.9) 0.27% 0.24% 0.19% 0.17% 0.17% (Recapture) or Provision expense Non Performing Assets To Total Assets Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $(40.0) $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l L oa ns C lassified A ssets / R B C Classified Assets 0.88% 0.92% 0.74% 0.74% 0.81% 8.70% 8.60% 7.00% 7.00% 7.70% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $369.4 $348.7 $331.0 $294.4 $269.3 1.65% 1.60% 1.49% 1.33% 1.23% Allowance for credit losses Allowance for credit losses to total loans and leases Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 0.02% 0.04% 0.03% 0.01% 0.04% 3.28% 4.87% 4.66% 3.80% 1.21% 0.24% 0.35% 0.33% 0.25% 0.11% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00%

25 Loan Deferral Summary Loan Deferrals By Category and Trend Analysis Summary of Current Deferrals (as of 9/30/2021) Deferral Trends Deferral Commentary ($'s in 000s) ($'s in 000s) Category Current Deferrals1 Q3 2021 Total Balances1 Current Deferrals (%) Commercial Real Estate $58,086 $10,765,052 0.5% Non-owner CRE 52,570 3,561,764 1.5 Owner occupied CRE 5,516 2,330,338 0.2 Multifamily — 3,813,024 — Construction and Development — 882,778 — Residential Development — 177,148 — Commercial $469 $5,547,064 —% Term — 3,159,466 — Commercial LOCs 469 930,350 0.1 Leases & equipment finance (e.g. FinPac) — 1,457,248 — Residential $73,732 $5,817,149 1.3% Mortgage¹ ² 71,656 4,683,326 1.5 Home equity loans and lines 2,076 1,133,823 0.2 Consumer & other $202 193,141 0.1% Totals $132,489 $22,322,406 0.6% Current deferrals as of 9/30/2021 represent $132mm or 0.6% of portfolio Deferrals in the RRE category exclude repurchased delinquent GNMA loans, previously in the serviced portfolio, totaling $121mm as the credit risk of these loans are guaranteed by government programs such as the Federal Housing Agency, Veteran Affairs, and USDA Rural Development. Current cure rate is approximately 91.4% and we continue to see positive momentum in deferral activity (e.g., borrowers resuming payments) Footnotes: 1. Includes RRE LHFS. 2. Excludes GNMA deferrals of $121.0 million. Balances Accounts 3/1 /20 20 3/3 1/2 02 0 4/3 0/2 02 0 5/3 1/2 02 0 6/3 0/2 02 0 7/3 1/2 02 0 8/3 1/2 02 0 9/3 0/2 02 0 10 /31 /20 20 11 /30 /20 20 12 /31 /20 20 1/3 1/2 02 1 2/2 8/2 02 1 3/3 1/2 02 1 4/3 0/2 02 1 5/3 1/2 02 1 6/3 0/2 02 1 7/3 1/2 02 1 8/3 1/2 02 1 9/3 0/2 02 1 $— $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 — 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000

Appendix Non-GAAP Reconciliation

27 Non-GAAP Reconciliation Tangible Book Value (In thousands, except per share data) Sep 30, 2021 Jun 30, 2021 Mar 31, 2021 Dec 31, 2020 Sep 30, 2020 Total shareholders' equity $2,722,379 $2,766,316 $2,681,869 $2,704,577 $2,610,244 Subtract: Goodwill — — 2,715 2,715 2,715 Other intangible assets, net 9,970 11,100 12,230 13,360 14,606 Tangible equity - common 2,712,409 2,755,216 2,666,924 2,688,502 2,592,923 Total assets $30,891,479 $30,284,965 $30,036,680 $29,235,175 $29,437,441 Subtract: Goodwill — — 2,715 2,715 2,715 Other intangible assets, net 9,970 11,100 12,230 13,360 14,606 Tangible assets 30,881,509 30,273,865 30,021,735 29,219,100 29,420,120 Common shares outstanding at period end 216,622 220,626 220,491 220,226 220,222 Total shareholders' equity to total assets ratio 8.81% 9.13% 8.93% 9.25% 8.87 % Tangible common equity ratio 8.78% 9.10% 8.88% 9.20% 8.81 % Book value per common share $12.57 $12.54 $12.16 $12.28 $11.85 Tangible book value per common share $12.52 $12.49 $12.10 $12.21 $11.77

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